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                                                                    Exhibit 23.6



                                     CONSENT

         I hereby consent to being named as a person chosen to become a director of First Charter Corporation ("First Charter") in the Registration Statement on Form S-4 relating to the merger of Carolina First Bancshares, Inc. with and into First Charter filed with the Securities and Exchange Commission on or about January 18, 2000.



                                                 /s/ HAROLD D. ALEXANDER
                                                 -------------------------------
                                                 Harold D. Alexander


                                                 /s/ CHARLES A. JAMES
                                                 -------------------------------
                                                 Charles A. James


                                                 /s/ WALTER H. JONES, JR.
                                                 -------------------------------
                                                 Walter H. Jones, Jr.


                                                 /s/ L. D. WARLICK, JR.
                                                 -------------------------------
                                                 L. D. Warlick, Jr.


                                                 /s/ SAMUEL C. KING, JR.
                                                 -------------------------------
                                                 Samuel C. King, Jr.


                                                 /s/ JAMES E. BURT, III
                                                 -------------------------------
                                                 James E. Burt, III